January 4, 2010

Dear Steve,

It  was  a  pleasure  speaking  with  you  to  confirm  our  understanding  of  Eclipse  Identity  Recognition  Corporation.

(EclipseIR)  requirements  in  the  area  of  investment  consulting  services.   Below,  please  find  our  letter  proposal

for Vestlynx services.

Vestlynx Services:

Investment Consulting Services  Efforts – In order to help EclipseIR maximize  its  coverage in terms  of marketing the  company to  selected  investment  sources,  Vestlynx  will  perform  the following  consulting  tasks  with  a  goal  of producing increased levels of contact between EclipseIR and interested parties:

*   Learn EclipseIR’s product and service offerings from an overall development standpoint and position within the biometrics / video management industries

*   Review and refine the current investor presentation and Executive Summary to enhance the focus and appeal for the investor community

*   Understand the financials and the amounts of funds requested for each level and the timing of the investments

*   Execute the funding efforts and investor prospecting activities and work with EclipseIR to explore alternate exit strategies (M&A, outright corporate sale, etc.)

*   Attend presentations and provide guidance and feedback

*   Help during the “last minute” close

*    Attend and assist in venture capital settings and act as a consulting intermediary to set appointments and provide guidance and feedback from meetings

Information  Access:  In  order  to  maximize  the  effectiveness  and  increase  the  revenue  generating  potential  of

EclipseIR products and services, EclipseIR agrees to provide Vestlynx  with the following items / services:

*    Reasonable access to sales collateral and related business plan information

*    An updated Executive Summary and corresponding financial statements

*    Updates to Vestlynx on market and internal developments potentially affecting the sales and investment process

*    Timely notification of contracts and investment funds received

Consideration  for  Services.    In  consideration  of  the  services  shown  above,  EclipseIR  agrees  to  remunerate

Vestlynx as follows:

•     EclipseIR shall pay Vestlynx, as of the date shown in the Term section, an initial one-time fee of $2,000

during  the  term  of  this  Agreement.    EclipseIR  shall  reimburse  Vestlynx  for  all  travel  and  expenses incurred  by  Vestlynx  in  performing  services  under  this  Agreement,  provided  that  such  expenses  in excess  of  $350  per  month  must  be  consented  to  by EclipseIR  in  writing  prior  to  the  incurrence  thereof.

EclipseIR  shall  remit  to  Vestlynx  all  expense  related  fees  within  fifteen  (15)  days  of  being  invoiced  for such fees by Vestlynx.

•     EclipseIR  shall  remit  to  Vestlynx  a  mutually  agreed  upon  percentage  of  the  current  “final  selling  price”

invoiced  to  a  Customer,  for  any  sales  initiated  or  supported  directly  by  Vestlynx  or  any  Vestlynx

introduced  sales  contact.    Such  fee  shall  be  due  and  payable  within  (30)  days  of  acceptance  of

Customer order.

•     Upon  the  execution  of  this  Agreement,  EclipseIR  shall  grant  currently  existing  stock,  as  of  the  date

above,  to  Vestlynx  under  the  following  terms:    a  total  of  3.6%  of  EclipseIR  current  stock  shall  be granted  to  Vestlynx  according  to  the  following  schedule:  .15%  of  EclipseIR  current  stock  will  be  vested each  month  that  the  contract  is  in  force  for  a  total  period  of  24  months.  Stock  shall  be  granted  to

Vestlynx  at  the  end  of  the  contract  or  approval  by  the  Board  of  Directors.   In  the  event  of  a  corporate

sale / acquisition, full vesting will occur immediately.

•     For  approved  introductions  by  Vestlynx  where  investment  capital  is  secured  during  the  term  of  this

engagement  or  a  period  of  12  months  after  termination,   EclipseIR  will  pay  Vestlynx  according  to

the following schedule:

-      If  investment  capital  in  the  $250,000  -$500,000  range  is  received,  a  one-time  fee  of  $11,250 shall be paid.

-      If  investment  capital  in  the  $500,001  to  $1,000,000  range  is  received,  a  one-time  fee  of

$22,000 shall be paid.

-      If  investment  capital  in  the  $1,000,001  to  $2,000,000  range  is  received,  a  one-time  fee  of

$42,000 shall be paid.

-      Payment  of  these  fees  to  Vestlynx  outlined  above,  shall  be  paid  by  EclipseIR  within  14  days after receiving the funds

-      All  payments  will  be  considered  non-cumulative  such  that  there  is  a  $42,000  maximum  total fee for all $2,000,000 raised.

Term.   This  Agreement  shall  commence  as  of  1/6/2011,  and  shall  continue  in  full  force  and  effect  for  an  initial

period  of  twelve  (12)  months.   Either  party  may,  without  cause,  terminate  this  Agreement  upon  ten  (10)

days  written  notice  to  the  other  party.   Either  party  may  terminate  this  Agreement  immediately  by  notice  to the other party upon the occurrence of any of the following events of default by the other party:

(a)

The other party's business is liquidated, dissolved or suspended;

(b)

The other party is  prevented from  performing any of its material obligations hereunder for more than ninety (90) days due to an event beyond its reasonable control; or

(c)

Any  representation  or  warranty  made  herein  by  the  either  party  is  false  or  misleading  in  any material  respect  as  of  the  date  on  which  it  was  made  or  becomes  false  or  misleading  in  any  material respect at any time thereafter.

Standard  of  Performance.    Vestlynx  agrees  to  perform  its  services  hereunder  in  a  good  and  workmanlike

manner.   However,  due  to  the  many  variables,  complexities  and  uncertainties  of  these  types  of  matters,

Vestlynx  cannot  and  does  not  warrant,  predict  or  guarantee  economic  results  arising  from  any  of  its recommendations or services.

Thanks, Stan

Accepted by:

Name   _ Stephen Miller CEO Eclipse Identity Recognition Corporation

Signature

Date      January 6th 2011